Item 77Q3
On March 18, 2014, the Board of Directors of the Fund considered and approved a Plan of Liquidation with respect to the Fund. Effective April 25, 2014, the Fund was liquidated pursuant to the Plan of Liquidation. Incorporated herein by reference is the supplement to the Registrant's Post-Effective Registration Statement (Accession No. 0001359768-13-000002), filed March 18, 2014.